SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K
                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): September 8, 1995
    --------------------------------------------------------------------
                                                     (September 8, 1995)


                       Ames Department Stores, Inc.
          ------------------------------------------------------
          (Exact Name of Registrant As Specified In Its Charter)

                                  Delaware
              ----------------------------------------------
              (State Or Other Jurisdiction Of Incorporation)

                1-5380                             04-2269444
    ------------------------              ---------------------------------
    (Commission File Number)              (IRS Employer Identification No.)


    2418 Main Street; Rocky Hill, Connecticut          06067-0801
    -----------------------------------------         ------------
    (Address Of Principal Executive Offices)           (Zip Code)

                               (203) 257-2000
           ----------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)


                               Not Applicable
       -------------------------------------------------------------
       (Former Name Or Former Address, If Changed Since Last Report)


                          Exhibit Index on Page 4
                     Page 1 of 7 (Including Exhibits)

Item 5:   OTHER EVENTS


             Beginning on September 8, 1995, the Company will distribute, to certain of its banks and other lenders, principal trade vendors and factors, summaries of its unaudited financial results for the four and thirty weeks ended August 26, 1995. These monthly and year-to-date results (collectively, the "monthly results") are attached hereto as Exhibit 20 and are incorporated by reference herein.

             Sales for the four weeks ended August 26, 1995 were $1.6 million below the projections contained in the Form 8-K dated August 18, 1995 (the "Plan"). EBITDA (as defined in Exhibit 20) for the four weeks was $2.6 million below Plan and $1.8 million below last year. The EBITDA results reflected lower-than-planned gross margin and lower-than-planned other income and property gains, partially offset by lower-than-planned expenses. Gross margin was negatively impacted by the below Plan sales and a lower-than-planned gross margin rate. The gross margin rate was below Plan because of higher-than-planned markdowns.

             Sales for the thirty weeks ended August 26, 1995 were $5.8 million below Plan. The year-to-date EBITDA was $1.9 million better than Plan and $5.8 million better than last year. The EBITDA results for the thirty weeks reflected the favorable impact of lower-than-planned expenses and higher-than-planned other income and property gains (a portion of which is due to the timing of the sale of a property), partially offset by an unfavorable variance in gross margin dollars. Gross margin was impacted by the same factors as those cited above for the four week period.

             Year-to-date total expenses have been increased and EBITDA reduced by $1.1 million in cash disbursements related to the closing and sale of the Clinton, MA distribution center for which a closing reserve had been established during fiscal 1994. The year-to-date net income has not been affected by these disbursements as other income/expense includes an offset of $1.1 million.

             As of August 26, 1995, merchandise inventories were $10.4 million above Plan. Trade payables were $19.3 million above
          Plan primarily due to better-than-planned trade payment terms. Outstanding borrowings under the Company's revolving line of credit were $21.1 million below Plan primarily due to lower-than-planned capital expenditures and higher-than-planned trade payables.

             The Company is distributing the monthly results to its banks and other lenders, principal trade vendors and factors to facilitate their credit analyses. The summary results should not be relied upon for any other purpose and should be read in conjunction with the Company's Form 10-K for the fiscal year ended January 28, 1995, the Company's Form 10-Q for the first fiscal quarter ended April 29, 1995, the Company's Form 10-Q for the second fiscal quarter ended July 29, 1995 and the Company's Form 8-K dated
          August 18, 1995. The monthly results are being reported publicly solely because they are being distributed to a large number of the Company's vendors for purposes of their credit analyses.

             Although the Company has continued to make its monthly results public, the Company does not believe it is obligated to provide such information indefinitely, other than as required by applicable regulations, and the Company may cease making such disclosures and updates at any time. The monthly results were not examined, reviewed or compiled by the Company's independent public accountants. Moreover, the Company does not believe that it is obligated to update the monthly results to reflect subsequent events or developments. The reported monthly results are subject to future adjustments, if any, that could materially affect such results. However, in the opinion of the Company, the monthly results contain all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the results for the periods presented.


Item 7:   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS


          Exhibit:  20     Unaudited Financial Summary Results for the Four
                           and Thirty Weeks Ended August 26, 1995

                         INDEX TO EXHIBITS





     Exhibit No.                Exhibit                       Page No.
     -----------                -------                       --------


       20            Unaudited Financial Summary Results          6
                     for the Four and Thirty Weeks
                     Ended August 26, 1995.

                             SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       AMES DEPARTMENT STORES, INC.
                                       -----------------------------
                                                 Registrant




Dated:     September 7, 1995           By: /s/ Joseph R. Ettore
                                       ----------------------------
                                           Joseph R. Ettore
                                           President, Director, and
                                           Chief Executive Officer


Dated:     September 7, 1995           By: /s/ John F. Burtelow
                                       ----------------------------
                                           John F. Burtelow
                                           Executive Vice President,
                                           Chief Financial Officer


Dated:     September 7, 1995           By: /s/ William C. Najdecki
                                       ----------------------------
                                           William C. Najdecki
                                           Senior Vice President,
                                           Finance